                                                                    Exhibit 11.1


STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

The consolidated financial statements are presented in accordance with SFAS 128, Earnings Per Share. Basic earnings per share are computed using the weighted average number of common shares outstanding during the period. The effects of stock options, warrants and conversion of Series A preferred shares have not been included in the computation of diluted earnings per share for period September 6, 2003 through September 30, 2003 as their effect would have been anti-dilutive.

WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS PER SHARE         SHARES OUTSTANDING       FRACTION OF PERIOD    WEIGHTED AVERAGE SHARES
                                                             ------------------       ------------------    -----------------------
Class A common shares outstanding
  January 1, 2002 - December 31, 2002                                   100                 365/365                      100
                                                                 ==========                                        ==========

Class A common shares outstanding
  January 1, 2003 - September 5, 2003                                   100                 248/248                      100
                                                                 ==========                                        ==========

Class A and B common shares outstanding
  September 6, 2003 - September 29, 2003                         12,698,750                  24/25                 12,190,800
Class B common shares issued September 30, 2003                   2,687,500
                                                                 ----------
Class A and B common shares outstanding
  September 30,2003                                              15,386,250                   1/25                    615,450
                                                                 ==========                                        ----------
Weighted average shares for basic earnings
  per share September 6, 2003 - September 30, 2003                                                                 12,806,250
                                                                                                                   ==========

The following table sets forth the computation of basic and diluted earnings per share.

                                                                                          PREDECESSOR                 SUCESSOR
                                                              PREDECESSOR                JANUARY 1, 2003          SEPTEMBER 6, 2003
                                                            NINE MONTHS ENDED                THROUGH                   THROUGH
(in thousands, except for per share amounts)               SEPTEMBER 30, 2002           SEPTEMBER 5, 2003         SEPTEMBER 30, 2003
                                                           ------------------           -----------------         ------------------
Income (loss) before extraordinary gain                       $       (814)               $     24,604               $       (184)
Less: Preferred stock dividends                                         --                          --                    (13,125)
                                                              ------------                ------------               ------------
Income (loss) available to common stock
  holders before extraordinary gain                                   (814)                     24,604                    (13,309)
Extraordinary gain                                                      --                          --                     46,424
                                                              ------------                ------------               ------------
Net income (loss)                                             $       (814)               $     24,604               $     33,115
                                                              ============                ============               ============
WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS
  PER SHARE

Weighted average shares for basic earnings
  per share                                                            100                         100                 12,806,250
                                                              ============                ============               ============

BASIC EARNINGS (LOSS) PER SHARE:

Income (loss) available to common stock holders
  before extraordinary gain                                   $     (8,140)               $    246,040               $      (1.04)
Extraordinary gain                                                      --                          --                       3.63
                                                              ------------                ------------               ------------
Net income (loss)                                             $     (8,140)               $    246,040               $       2.59
                                                              ============                ============               ============

DILUTED EARNINGS (LOSS) PER SHARE:

Weighted average shares for diluted earnings
  per share                                                            100                         100                 12,806,250
                                                              ============                ============               ============

Income (loss) available to common stock holders
  before extraordinary gain                                   $     (8,140)               $    246,040               $      (1.04)
Extraordinary gain                                                      --                          --                       3.63
                                                              ------------                ------------               ------------
Net income (loss)                                             $     (8,140)               $    246,040               $       2.59
                                                              ============                ============               ============